Exhibit 4.1

SUBSCRIPTION AGREEMENT

Series A Redeemable Preferred Stock

of

Remembrance Group, Inc.

This Subscription Agreement (this “Subscription Agreement”) relates to my agreement to purchase shares of the Series A Redeemable Preferred Stock, par value $0.0001 per share (the “Shares”), of Remembrance Group, Inc., a Delaware corporation (the “Company”), for a purchase price of $10.00 per Share, for a total purchase price as indicated during the online subscription process or, if I am not purchasing online, then as indicated on the signature page to this Agreement (“Subscription Price”), subject to the terms, conditions, acknowledgments, representations and warranties stated herein and in the Offering Circular for the sale of the Shares, dated [*], 2020 (the “Offering Circular”). Capitalized terms used but not defined herein shall have the meanings given to them in the Offering Circular.

If I am investing through a brokerage account at Cambria Capital, LLC, My IPO, or at another broker-dealer that is owned by me and held at Folio Investments, Inc., as the clearing firm for my exclusive benefit (a “Folio Cleared Account”), I am authorizing Digital Offering LLC to debit funds equal to the amount of the Subscription Price from my Folio Cleared Account. I understand that if I wish to purchase Shares, I must sign this Subscription Agreement and have sufficient funds in my Folio Cleared Account at the time of the execution of this Subscription Agreement. If the offering is terminated, then the Shares will not be sold to investors pursuant to this offering, and if any portion of the Shares are not sold in the offering, funds for such unsold Shares will not be debited from my Folio Cleared Account.

If I am not investing through a Folio Cleared Account, then I agree to purchase, and the Company agrees to sell me the number of Shares equal to the Subscription Price set forth on the signature page hereto divided by the price per Share specified in the preamble to this Subscription Agreement. I shall pay the Subscription Price simultaneously with entering into this Subscription Agreement by check or wire transfer using the instructions set forth on the signature page to this agreement. All checks should be made payable to “WILMINGTON TRUST, N.A. as Escrow Agent for Remembrance Group Escrow.” Completed subscription agreements will be sent by your broker-dealer or registered investment advisor, as applicable, to Digital Offering. Subscription payments should be delivered directly to the escrow agent. If you send your subscription payment to your broker or registered investment advisor, then your broker or registered investment advisor will immediately forward your subscription payment to the escrow agent. Subscriptions will be effective only upon our acceptance, and the Company reserves the right to reject any subscription in whole or in part.

In order to induce the Company to accept this Subscription Agreement for the Shares and as further consideration for such acceptance, I hereby make, adopt, confirm and agree to all of the following covenants, acknowledgments, representations and warranties with the full knowledge that the Company and its affiliates will expressly rely thereon in making a decision to accept or reject this Subscription Agreement:

1. Investor Eligibility Certifications. I understand that to purchase the Shares, I must either be an “accredited investor” as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended, or I must limit my investment in the Shares to a maximum of (i) 10% of my net worth or annual income, whichever is greater, if I am a natural person, or (ii) 10% of my revenues or net assets, whichever is greater, for my most recently completed fiscal year, if I am a non-natural person. I understand that if I am a natural person, I should determine my net worth for purposes of these representations by calculating the difference between my total assets and total liabilities. I understand this calculation must exclude the value of my primary residence and may exclude any indebtedness secured by my primary residence (up to an amount equal to the value of my primary residence). In the case of fiduciary accounts, net worth and/or income suitability requirements may be satisfied by the beneficiary of the account or by the fiduciary, if the fiduciary directly or indirectly provides funds for the purchase of the Shares. I hereby represent and warrant that I meet one of the following qualifications to purchase Shares:

a.	The aggregate purchase price for the Shares I am purchasing in the offering does not exceed 10% of my net worth or annual income, whichever is greater.

b.	I am an accredited investor.

2. I understand that the Company reserves the right to, in its sole discretion, accept or reject this subscription, in whole or in part, for any reason whatsoever, and to the extent not accepted, unused funds will remain in my account if I am investing through a Folio Cleared Account or to me if I am not investing through a Folio Cleared Account.

3. I have received the Offering Circular.

4. I accept the terms of the Articles of Incorporation and the Certificate of Designation establishing the Series B Cumulative Redeemable Preferred Stock of the Company.

5. I am purchasing the Shares for my own account.

6. I hereby represent and warrant that I am not on, and am not acting as an agent, representative, intermediary or nominee for any person identified on, the list of blocked persons maintained by the Office of Foreign Assets Control, U.S. Department of Treasury. In addition, I have complied with all applicable U.S. laws, regulations, directives, and executive orders relating to anti-money laundering, including but not limited to the following laws: (1) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56; and (2) Executive Order 13224 (Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism) of September 23, 2001. By making the previous representations, you have not waived any right of action you may have under federal or state securities law. Any such waiver would be unenforceable. The Company will assert your representations as a defense in any subsequent litigation where such an assertion would be relevant. This Subscription Agreement and all rights hereunder shall be governed by, and interpreted in accordance with, the laws of the State of Nevada without giving effect to the principles of conflict of laws.

7. If I am investing through a Folio Cleared Account or if I am not investing through a Folio Cleared Account but am submitting this subscription agreement electronically through my broker-dealer, then I agree to the following with regard to digital signatures. Digital (“electronic”) signatures, often referred to as an “e-signature”, enable paperless contracts and help speed up business transactions. The 2001 E-Sign Act was meant to ease the adoption of electronic signatures. You and the Company each hereby consent and agree that electronically signing this Subscription Agreement constitutes your signature, acceptance and agreement as if actually signed by you in writing. Further, all parties agree that no certification authority or other third-party verification is necessary to validate any electronic signature; and that the lack of such certification or third party verification will not in any way affect the enforceability of your signature or resulting contract between you and the Company. You understand and agree that your e-signature executed in conjunction with the electronic submission of this Subscription Agreement shall be legally binding and such transaction shall be considered authorized by you. You agree your electronic signature is the legal equivalent of your manual signature on this Subscription Agreement and you consent to be legally bound by the terms of this Subscription Agreement.

Your Consent is Hereby Given: By signing this Subscription Agreement electronically, you are explicitly agreeing to receive documents electronically including your copy of this signed Subscription Agreement as well as ongoing disclosures, communications, and notices.

BY ELECTRONICALLY SIGNING THIS AGREEMENT OR BY MANUALLY SIGNING THIS AGREEMENT ON THE SIGNATURE PAGE HERETO, I CERTIFY THAT I HAVE THE AUTHORITY TO ENTER INTO THIS SUBSCRIPTION AGREEMENT ON BEHALF OF THE PERSON(S) OR ENTITY FOR WHOSE ACCOUNT THIS SUBSCRIPTION IS PLACED.

SIGNATURE PAGE TO SUBSCRIPTION AGREEMENT

(To be completed and signed only by those who are not submitting this subscription agreement electronically.)

The undersigned hereby signs this Subscription Agreement as of ____________________, 20__.

Print Name Above

Sign Above

IF subscriber is an entity, specify name and title below:

Name:

Title:

Subscription Price (this is the total amount of your investment) $_____________________________________________

You must simultaneously pay the Subscription Price to the Escrow Agent in one of the following ways:

1.	By check made payable to “WILMINGTON TRUST, N.A. as Escrow Agent for Remembrance Group Escrow” and mailed to the following address: Wilmington Trust, National Association, 166 Mercer Street, Suite 2R, New York, NY 10012, Attention: Boris Treyger

2.	By wire transfer to the Escrow Agent using the following wire instructions:

Wilmington Trust Company

ABA #: 031100092

A/C #: 137798-000

A/C Name: Remembrance Group Escrow

Attn: Boris Treyger

International Wires:

M&T

Buffalo, New York

ABA: 022000046

SWIFT: MANTUS33

Beneficiary Bank: Wilmington Trust

Beneficiary ABA: 031100092

A/C #: 137798-000

A/C Name: Remembrance Group Escrow

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